SUBSCRIPTION AGREEMENT

Westminster Securities Corporation
100 Wall Street, 7th Floor
New York, NewYork 10005

Ikona Gear International, Inc.
1850 Hartley Avenue, Unit #1
Coquitlam, BC V3K 7A1

Ladies and Gentlemen:

          1.      Private Placement

          The undersigned (the “Investor(s)”) is writing to advise you of the following terms and conditions under which the undersigned hereby offers to subscribe (the "Offer") for the securities of this private placement (“Offering”) that is offered by Ikona Gear International, Inc., a Nevada corporation (the "Company”). The exclusive placement agent for the Offering is Westminster Securities Corporation (the "Placement Agent”). The Company is issuing securities consisting of a unit consisting of a promissory note (“Note”) and a warrant to acquire shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), at an exercise price of $0.59 per share in the form of Exhibit A attached to this Agreement (the “Warrant”). The Notes are convertible into shares of Common Stock at a conversion price of $0.50 per share at the option of the Investor or registered assigns (the “Holder”) pursuant to the terms of such Note. The number of shares of Common Stock underlying the Warrant is equal to the number of shares of Common Stock underlying the Note. The Note and the Warrant shall be collectively referred to herein as the “Securities.” The Offering is for up to $750,000 of the Securities (the “Maximum Offering”) with a minimum offering of $300,000 (“Minimum Offering”). The Maximum Offering may be increased by the mutual agreement of Placement Agent and the Company without notice to any Investor. The undersigned understands that the Securities are being issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act. As such, the Note, the Warrant, and the shares of Common Stock underlying the Note and the Warrant (the “Underlying Shares”) are "restricted securities" within the meaning of Rule 144 under the Act, certificates representing Securities will bear a restrictive legend, and there will be restrictions on the resale of Securities.

          The Securities are being offered on a “best efforts, all or none” basis by the Company through the Placement Agent with respect to the Minimum Offering, during an offering period commencing on the date of the Company’s Private Placement Memorandum dated March XXX, 2006 (the “Memorandum”) (the “Commencement Date”) and continuing until March 31, 2006 unless extended to April 30, 2006 at the discretion of the Placement Agent or such other date as agreed by the Company and Placement Agent (the “Initial Offering Period”). If the Minimum Offering is completed within the Initial Offering Period, the remaining Securities up to the amount of the Maximum Offering will be offered (the “Continuing Offering Period”) on a “best efforts” basis until the first to occur of (i) the completion of the Maximum Offering, (ii) March 31, 2006 (unless extended by agreement of the Company and Placement Agent) or (iii) the termination of the Offering by mutual agreement of the Placement Agent and the Company. The Initial Offering Period and Continuing Offering Period are referred to collectively herein as the “Offering Period.”

          All proceeds received from subscribers for the Securities offered hereby will be deposited in a special non-interest bearing escrow account (the “Escrow Account”) with Riverside Bank and will be released to the Company against delivery by the Company of certificates representing the Common Stock and Warrants (each such date, a “Closing Date”).

          Capitalized terms not otherwise defined herein shall have the meanings set forth in the Memorandum.

          2.      Subscription.

          Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the undersigned hereby offers to purchase the Note and Warrant as set forth in the Investor Signature Page attached hereto.

          If the Offer is accepted by the Company, the Securities shall be paid for by the delivery of such amount by wire transfer, check or money order payable to the order of “Ikona Gear International Escrow Account,” which is being delivered contemporaneously herewith.

          Once a minimum of $300,000 has been sold and proceeds of the minimum of $300,000 in cleared funds are on deposit in the Escrow Account (the “Minimum Escrow Date”) and such subscriptions are accepted by the Company, an initial closing will be held as soon as practicable thereafter (the “Initial Closing”).

          Additional closings will be held, at the discretion of the Company and the Placement Agent, at reasonable intervals during the Continuing Offering Period, but a final closing shall occur in no event later than the conclusion of the Offering Period (the “Final Closing”).

          3.      Conditions to Offer.

          The Offering is made subject to the following conditions: (i) that the Company shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever; and (ii) that the undersigned agrees to comply with the terms of this Subscription Agreement and to execute and deliver any and all further documents that may be reasonably requested by the Company.

          Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company.

          4.      Representations and Warranties of the Undersigned.

          The undersigned, in order to induce the Company to accept this Offer, hereby warrants and represents as follows:

          (A)      The undersigned has sufficient liquid assets to sustain a loss of the undersigned's entire investment.

          (B)      The undersigned represents that he (she or it) is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). In general, an "Accredited Investor" is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 jointly with their spouse).

          (C)      The undersigned represents that he (she or it):

          (1)      is purchasing the Securities as principal for his (her or its) own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities;

          (2)      is an “accredited investor” for the purposes of Canadian National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”) as set forth in Exhibit A Additional Canadian Securities Law Representations - Certificate of Accredited Investor attached hereto, and the Investor has concurrently completed, executed and delivered a completed Exhibit A; and

          (3)      if described in Category 13 of the definition of “accredited investor” in Exhibit A, was not created nor is it used solely to purchase or hold securities as an accredited investor. For the purposes of this section 4(C), the following are deemed to be purchasing as principal:

          (4)      a trust company or trust corporation described in Category 16 of the definition of “accredited investor” in Exhibit A, other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada; and

          (5)      a person described in Category 17 of the definition of “accredited investor” in Exhibit A;

          (D)      The Company has not made any other representations or warranties to the undersigned with respect to the Company except as contained herein. The Company has not rendered any investment advice to the undersigned with respect to the Company.

          (E)      The undersigned has not authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction. The undersigned has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Securities. The undersigned has consulted with such independent legal counsel or other advisers as he has deemed appropriate to assist the undersigned in evaluating his proposed investment in the Securities.

          (F)      The undersigned understands that the Securities involve a high degree of risk and represents that he (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Securities; (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

          (G)      The undersigned has carefully reviewed the Memorandum. The undersigned has also been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of the Offering and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Securities. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

          (H)      The undersigned acknowledges that the Securities, including the Underlying Shares have not been registered under the Act in reliance on an exemption for transactions by an issuer not involving a public offering, and further understands that the undersigned is purchasing the Securities without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Act in a registered transaction.

          (I)      The undersigned further acknowledges that this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

          (J)      The Securities being subscribed for are being acquired solely for the account of the undersigned for personal investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. By such representation, the undersigned means that no other person has a beneficial interest in the Securities (or Underlying Shares) subscribed for hereunder, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid to the Company in connection therewith. The undersigned does not intend to dispose of all or any part of the Securities (or Common Stock issuable upon any exercise of the Warrant or conversion of the Note) except in compliance with the provisions of the Act and applicable state securities laws and understands that the Securities are being offered pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon compliance with the provisions of the Act.

          (K)      The undersigned further represents and agrees that the undersigned will not sell, transfer, pledge or otherwise dispose of or encumber the Securities (including the Underlying Shares) unless prior to any such sale, transfer, pledge, disposition or encumbrance, the undersigned will, if requested, furnish the Company and its transfer agent with an opinion of counsel satisfactory to the Company in form and substance that registration under the Act or applicable state securities laws is not required.

          (L)      The undersigned hereby agrees that the Securities and the Underlying Shares are “restricted securities” under the Act and that the Company may insert the following or similar legend on the face of the certificates evidencing the Securities and the Underlying Shares:

"These securities have not been registered under the Securities Act of 1933, as amended (the “Act”), nor under any state securities law and may not be pledged, sold, assigned, hypothecated or otherwise transferred until (1) a registration statement with respect thereto is effective under the act and any applicable state securities law or (2) the Company receives an opinion of counsel reasonably satisfactory to the company that such note may be pledged, sold, assigned, hypothecated or transferred without an effective registration statement under the act or applicable state securities laws.”

          (M)      The undersigned hereby acknowledges that the Placement Agent, its affiliates and/or its beneficial owners may subscribe for Securities.

          (N)      The undersigned hereby acknowledges that neither the Company nor any person acting on its behalf has offered or sold the undersigned the Securities by means of any form of general solicitation or general advertising and the Securities were not offered or sold to the undersigned by means of publicly disseminated advertisements or sales literature.

          (O)      The undersigned understands and acknowledges that the Securities and the Underlying Shares may be resold, pledged or otherwise transferred only pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration requirements of the Act and applicable state securities laws.

          (P)      The undersigned understands and acknowledges that the Warrant may be exercised only pursuant to an exemption from the registration requirements of the Act and applicable state securities laws.

          The undersigned certifies that each of the foregoing representations and warranties set forth in subsection (A) through (P) inclusive of this Section 4 are true as of the date hereof and shall survive such date.

          5.      Representations and Warranties of the Company.

          The Company hereby makes the following representations and warranties to the Investors:

          (A)      Subsidiaries. The Company has no direct or indirect subsidiaries (each a “Subsidiary,” and collectively, “Subsidiaries”) except as described in the Company’s audited financial statement for the year ended August 31, 2005, and in the unaudited financial statements for the quarter ending November 30, 2005, included in the Memorandum. All the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights, and the Company owns all of the issued and outstanding shares of capital stock of each Subsidiary, except as described in such unaudited quarterly financial statements and/or the Memorandum.

          (B)      Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

          (C)      Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the Offering. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, other than the Required Approvals. This Subscription Agreement and the Securities, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

          (D)      No Conflicts. The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the Offering and the issuance of the Securities do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering, (b) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Subscription Agreement (any of (a), (b) or (c), a “Material Adverse Effect”).

          (E)      Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than (i) the filing with the SEC of a Form D pursuant to SEC Regulation D and (ii) applicable Blue Sky filings (collectively, the “Required Approvals”).

          (F)      Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens. Assuming the accuracy of the Investors representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the SEC rules and regulations.

          (G)      Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is as set forth in the Company’s financial statements or Memorandum of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering. The issuance and sale of the Securities will not obligate the Company to issue Underlying Shares or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, however, the holders of the Senior Note have the right and have agreed to adjust their conversion price to the stock price of the next equity offering.

          (H)      SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) of 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”). The SEC Reports, when filed, complied in all material respects with the requirements of the Securites Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company that have been included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (I)      Material Changes. Except for the proposed Offering, since the date of the latest audited financial statement dated August 31, 2005, 2005 included within the SEC Reports, (a) there has been no event, occurrence or development that has had a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (I) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (II) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing Company stock option or similar plans, and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans.

          (J)      Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Securities or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. The Company does not have pending before the SEC any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

          (K)      Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), which default or violation would have or result in a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

          (L)      Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (M)      Listing and Maintenance Requirements. The Company is currently quoted on the Over the Counter Bulletin Board under the symbol “IKGI”. The Company is, and has no reason to believe that it will not in the foreseeable future to be, in compliance with all such listing and maintenance requirements.

          (N)      Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities.

          (O)      Advisory Agreement. The Company currently has an investment banking engagement with Westminster Securities Corporation that continue while a majority of the Notes are outstanding.

          (P)      Disclosure. The disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, including all of the SEC Reports, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Subscription Agreement.

          6.      Covenants of the Company.

          (A)      Registration Rights. The Company grants registration rights to the purchasers in the Offering of the Underlying Shares under the following terms and conditions:

          (1)      Piggyback Registration. If, at any time the Company proposes to register any of its Common Stock (“Registered Securities”) under the Act (other than pursuant to Form S-4 or Form S-8), (“Registration Statement”) it will give written notice, by registered mail sent to the Investor at the address set forth on the signature page hereto, at least thirty (30) days prior to the filing of each such Registration Statement, of its intention to do so. If the Investor notifies the Company within fifteen (15) days after the mailing of any such notice of its desire to include Underlying Shares in such proposed Registration Statement, the Company shall afford the Investor the opportunity to have any such Underlying Shares registered for resale under such Registration Statement (“Registrable Securities”). Any registration pursuant to this Section 6(A)(1) shall be subject to customary hold-back provisions at the request of the underwriters in the case of a firm-commitment underwritten offering by the Company.

     (2)      Demand Registration.

          (a)      At any time subsequent to one year after the end of the Offering Period and expiring five (5) years after the end of the Offering Period, the Investor, together with all other purchasers of Securities in the Offering, holding Registrable Securities or the right to acquire Registrable Securities (through the exercise or conversion of the Securities) that would constitute, in the aggregate, a majority of the Registrable Securities (assuming all Notes have been converted and all Warrants have been exercised) (the “Requesting Holders”) shall have the right (which right is in addition to the registration rights under Section 6(A)(1) hereof), exercisable by written notice provided to the Company at its address set forth herein, to have the Company prepare and file with the SEC, on one occasion, a Registration Statement (on any form available to the Company upon which the registration may be qualified )and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Investors, in order to comply with the provisions of the Act, so as to permit a public offering and sale of Registrable Securities included in the Registration Statement (the “Demand Request”). No later than 10 days after receiving such Demand Request, the Company shall provide written notice of the Demand Request to the Investors other than the Requesting Holders, at the address for each such Investor maintained in the Company’s records. Such non-Requesting Holders shall have the right to include their Registrable Securities in the Registration Statement, provided that such Investors shall notify the Company in writing, at its address set forth herein, within fifteen (15) days after the Company mails the notice referred to in the preceding sentence. For purposes of this paragraph 6A(2)(a), the term “Registrable Securities” means the Registrable Securities held (or which the Investor has the right to acquire upon the exercise or conversion of the Securities held by the Investor) by the Investor, together with any Underlying Shares issued or issuable upon exercise or conversion of Securities acquired in the Offering by purchasers other than the Investor and to which registration rights identical to those contemplated herein apply.

          (b)      All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement and in complying with applicable federal securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investors shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, and transfer taxes applicable to the Registrable Securities being registered and the fees and expenses of their counsel. The Company shall use its reasonable best efforts to qualify any of the Registrable Securities for re-sale in such states as any Investor reasonably requests. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the Investors, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investors with copies of the applicable Registration Statement and any prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investors.

          (c)      In the event that (i) the Registration Statement to be filed by the Company pursuant to Section (6)(A)(2)(a) is not filed with the SEC within sixty (60) days from the date that a Demand Request is received by the Company (“Demand Date”) and, (ii) such Registration Statement is not declared effective by the SEC within one hundred and twenty (120) days from the Demand Date, or (iii) such Registration Statement is does not continue to be effective for the period set forth in Section (6)(C) below (each a “Registration Default”) then the Company will pay the Investor (pro rated on a daily basis), as partial compensation for such failure and not as a penalty, one and one-half percent (1.5%) of the purchase price of the Registrable Securities purchased from the Company and held by the Investor for each month (or portion thereof) until such Registration Statement has been filed (in the case of clause (i)), and in the event of late effectiveness (in case of clause (ii) above) or lapsed effectiveness (in the case of clause (iii) above), one and one-half percent (1.5%) of the purchase price of the Registrable Securities purchased from the Company and held by the Investor for each month (or portion thereof) until such Registration Statement has been declared or re-declared effective (regardless of whether one or more such Registration Defaults are then in existence, but without duplication of such partial compensatory payments). Such compensatory payments shall be made to the Investor in cash, within five (5) calendar days of demand, provided, however, that the payment of such amounts shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

          If the Company does not remit the payment to the Investor as set forth above, the Company will pay the Investor reasonable costs of collection, including attorneys’ fees, in addition to the liquidated damages. The registration of the Registrable Securities pursuant to this provision or payment of such compensatory amounts shall not affect or limit the Investor’s other rights or remedies as set forth in this Agreement or at law.

          (B)      Notwithstanding the foregoing, the Company shall be entitled to suspend the availability of any Registration Statement, by providing notice thereof to the Investor, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 6(A)(2)(c), no more than one (1) time in any three month period or three (3) times in any twelve month period, and any such period during which the availability of the Registration Statement is suspended (the “Deferral Period”) shall, without incurring any obligation to pay liquidated damages pursuant to Section 6(A)(2)(c), not exceed 30 days; provided that the aggregate duration of any Deferral Periods shall not exceed 30 days in any three month period (or 60 days in any three month period in the event of a Material Event (as defined below) pursuant to which the Company has delivered a second notice as required below) or 90 days in any twelve (12) month period; provided that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may, without incurring any obligation to pay liquidated damages pursuant to Section 6(A)(2)(c), deliver to the Investor a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional 30 days, or such shorter period of time as is specified in such second notice. As used herein, “Material Event” shall mean the occurrence of any event or the existence of any fact as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which the statements were made.

           (C)      In the case of each registration effected by the Company pursuant to any section herein, the Company will keep Requesting Holders advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (1)      Keep such registration effective such time as (i) the Registrable Securities are eligible to have the restrictive legend removed pursuant to SEC Rule 144(k), or (ii) all Registrable Securities have been sold;

          (2)      Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to a disposition of all securities covered by such Registration Statement;

          (3)      Notify the Requesting Holders at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of the Requesting Holders, prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the shareholders, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which the statements were made;

           (4)      Use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Investor (and, in the event of an underwritten offering, the managing underwriter) of the issuance of such order and the resolution thereof;

           (5)      Cause all Registrable Securities which are registered in accordance with the provisions herein, to be listed or included for quotation on each exchange on which the Company’s shares of Common Stock are then listed or included for quotation;

          (6)      Provide a transfer agent and registrar for all such shares and CUSIP number for all such shares of Common Stock in each case not later than the effective date of such registration statement; and

          (7)      Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC.

          (D)      To the extent Investor includes any Registrable Securities in a Registration Statement pursuant to the terms hereof, the Company will indemnify and hold harmless Investor, its directors and officers, and each person, if any, who controls Investor within the meaning of the Securities Act, from and against, and will reimburse Investor, its directors and officers and each controlling person with respect to, any and all loss, damage, liability, cost and expense to which Investor or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Investor or any such controlling person in writing specifically for use in the preparation thereof.

          (E)      To the extent Investor includes any Registrable Securities in a Registration Statement pursuant to the terms hereof, Investor will indemnify and hold harmless the Company, its directors and officers and any controlling person from and against, and will reimburse the Company, its directors and officers and any controlling person with respect to, any and all loss, damage, liability, cost or expense to which the Company, its directors and officers or such controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in the preparation thereof and provided further, that the maximum amount that may be recovered from Investor shall be limited to the amount of proceeds received by Investor from the sale of such shares of Common Stock.

          (F)      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable hereunder to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification pursuant to the provisions hereof, (ii) no seller of securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of securities who was not guilty of such fraudulent misrepresentation, and (iii) the amount of the contribution together with any other payments made in respect of such loss, damage, liability or expense, by any seller of securities shall be limited to the net amount of proceeds received by such seller from the sale of such securities.

          (G)      The Investor will cooperate with the Company in connection with this Subscription Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investor and proposed manner of sale of securities required to be disclosed in any registration statement filed in accordance with this Section 6) and executing and returning all documents reasonably requested in connection with the registration and sale of any securities being registered hereunder and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering.

          (H)      Transfer Restrictions.

          (1)      The Securities and Underlying Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Underlying Shares other than pursuant to an effective registration statement, to the Company or to an affiliate of an Investor or in connection with a pledge as contemplated in Section 6(H)(2), the Company may require the transferor thereof to provide to the Company with an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities Underlying Shares under the Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and shall have the rights of an Investor under this Subscription Agreement.

          (2)      The Investors agree to the imprinting, so long as is required by this Section 6(H)(2) of a legend on any of the Securities in the following form:

THIS [PROMISSORY NOTE] [WARRANT] AND THE SHARES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS [PROMISSORY NOTE] [WARRANT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Act and who agrees to be bound by the provisions of this Subscription Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Act or other applicable provision of the Act to appropriately amend the list of selling stockholders thereunder.

          (3)      Upon the request of the Investor, certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 6(H)(2) hereof): (i) following any sale of Underlying Shares pursuant to the Registration Statement, or(ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the SEC); provided, however, in connection with the issuance of the Underlying Shares, each Investor, severally and not jointly with the other Investors, hereby agrees to adhere to and abide by all prospectus delivery requirements under the Act and rules and regulations of the SEC. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of the Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note or Warrant is converted or exercised (as applicable) at a time if permitted by law such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 6(H)(3), it will, no later than three (3) days following the delivery by an Investor to the Company or the Company's transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third (3rd) day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section, but may make such a notation or give such instructions to give effect to such restrictions.

          (4)      In addition to such Investor’s other available remedies, the Company shall pay to an Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the closing price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to this Section 6(H)(3), $10 per day (increasing to $20 per day five (5) days after such damages have begun to accrue) for each day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Investor’s right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by this Subscription Agreement, the Note, the Warrant and any other document relating to this Offering, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding the foregoing, the first sentence of this paragraph shall not apply to any failure by the Company to remove a restrictive legend caused by acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond the Company’s control.

          7.      Specific State Legends.

          FOR NEW HAMPSHIRE RESIDENTS ONLY: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER THIS CHAPTER WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

          FOR FLORIDA RESIDENTS ONLY: EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS SUBSCRIPTION AGREEMENT INDICATING HIS INTENTION TO WITHDRAW.

          SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY

CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

          FOR GEORGIA RESIDENTS ONLY THE SECURITIES OFFERED HEREBY ARE BEING ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT

          FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

          8.      No Waiver.

          Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any manner waive any rights granted to the undersigned under federal or state securities laws.

          9.      Revocation.

          The undersigned agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder other than as set forth herein, and that this Subscription Agreement shall survive the death or disability of the undersigned.

          10.     Termination of Subscription Agreement.

          If the Company elects to cancel this Subscription Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

          11.     Miscellaneous.

                    (A)      All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier service to the undersigned at his address set forth below, to the Company and the Placement Agent at the addresses set forth herein.

                    (B)      This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

                    (C)      The provisions of this Subscription Agreement shall survive the execution thereof.

                    (D)      The Subscription Agreement shall be governed by the laws of the State of New York without giving effect to principles of conflicts of laws.

          12.      Certification.

          The undersigned certifies that he has read this entire Subscription Agreement and that every statement on his part made and set forth herein is true and complete.

INVESTOR SIGNATURE PAGE FOR IKONA GEAR INTERNATIONAL SUBSCRIPTION AGREEMENT
Please print or type, Use ink only. (All Parties Must Sign)

The undersigned investor hereby certifies that he (i) has received and relied solely upon the Confidential Private Placement Memorandum dated __________ of Ikona Gear International, Inc.,, this Subscription Agreement and their respective exhibits and schedules, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth herein and (iv) is a resident of the state or foreign jurisdiction indicated below.

Dollar Amount of Securities Subscribed for: $_________________________

If other than individual check one and indicate
Name of Investor (Print)	capacity of signatory under the signature:
☐ Trust
☐ Estate
Name of Joint Investor (if any) (Print)	☐ Uniform Gifts to Minors Act, State of _________________________
☐ Attorney-in-fact
☐ Corporation
☐ Other
Signature of Investor
If Joint Ownership, Check one:
☐ Joint Tenants with Right of Survivorship
☐ Tenants in Common
Signature of Joint Investor (if any)	☐ Tenants by the Entirety
☐ Community by Property

Capacity of Signatory (if applicable)	Backup Withholding Statement:
☐ Please check this box only if the investor is subject to
backup withholding
Social Security or Taxpayer Identification Number
Foreign Person:
Investor Mail Address:	☐ Please check this box only if the investor is a
nonresident alien, foreign corporation, foreign
partnership, foreign trust or foreign estate
Street Address

City State Zip Code	Share and Warrant Registration Name(s) and Amounts:

Telephone: ( ) Fax: ( )	Name	Amount
	1. ________________	_________

Email:_______________________________	2. ________________	_________

	3. ________________	_________
Address for Delivery of Shares (if different from above):
	4. ________________	_________

City State Zip Code

Customer Account No.________________________

Broker:
         ☐ Westminster Reg.Rep._________________ No. ________                      ☐ Other Investor Representative_______________________

The investor agrees to the terms of this Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless, the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

THE SUBSCRIPTION FOR SECURITIES OF IKONA GEAR INTERNATIONAL, INC. BY THE ABOVE NAMED INVESTOR(S) IS ACCEPTED THIS ________ DAY OF  ______________________, 2006.

IKONA GEAR INTERNATIONAL, INC.

By:_____________________________________
Name:  Laith Nosh
Title:    President and CEO

EXHIBIT A

ADDITIONAL CANADIAN SECURITIES LAW REPRESENTATIONS -
CERTIFICATE OF ACCREDITED INVESTOR

To be completed by all Investors

Certificate

As an integral part of the attached Subscription Agreement, the undersigned Investor hereby:

(a)

certifies, represents and warrants that he (she or it) is not a resident of Canada nor was the undersigned Investor in Canada at the time this Exhibit or the attached Subscription Agreement were executed;

(b)

represents and agrees that he (she or it) will not sell the Securities or the shares of Common Stock issueable upon conversion or exercise, as applicable, of the Securities to a resident of British Columbia, Canada, into British Columbia, Canada or through a market in British Columbia, Canada before the date that is four months and one day after the date of distribution of the Securities;

(c)	understands and agrees that the Notes will be imprinted with a legend in the following form:

THE HOLDER OF THIS PROMISSORY NOTE MUST NOT SELL THIS PROMISSORY NOTE OR THE SHARES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE TO A RESIDENT OF BRITISH COLUMBIA, CANADA, INTO BRITISH COLUMBIA, CANADA OR THROUGH A MARKET IN BRITISH COLUMBIA, CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.

(d)	understands and agrees that the Warrants will be imprinted with a legend in the following form:

THE HOLDER OF THIS WARRANT MUST NOT SELL THIS WARRANT OR THE SHARES ISSUABLE UPON CONVERSION OF THIS WARRANT TO A RESIDENT OF BRITISH COLUMBIA, CANADA, INTO BRITISH COLUMBIA, CANADA OR THROUGH A MARKET IN BRITISH COLUMBIA, CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.

(e)

certifies, represents and warrants that the undersigned is an “accredited investor” for the purposes of Canadian National Instrument NI 45-106 Prospectus and Registration Exemptions (“NI 45- 106”) on the basis that the undersigned is correctly and in all respects described by the category or categories of “accredited investor” for the purposes of NI 45-106 which the undersigned has marked below (please check the category or categories that apply; please note Definitions and Interpretation Aids below). Note that if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under Category 13 or Category 20 below (note: all monetary references are in Canadian Dollars).

☐	Category 1	A Canadian financial institution, or a Schedule III bank.

☐	Category 2	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).

☐	Category 3

A subsidiary of any person referred to in categories (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

☐	Category 4

A person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

☐	Category 5	An individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in category (4).

☐	Category 6	The Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada.

☐	Category 7

A municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’ile de Montréal or an intermunicipal management board in Quebec.

☐	Category 8	Any national, federal, state, provincial, territorial or municipal government of or

☐	Category 9	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

☐	Category 10

An individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

☐	Category 11

An individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

☐	Category 12	An individual who, either alone or with a spouse, has net assets of at least $5,000,000.

☐	Category 13	A person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

☐	Category 14	An investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in section 2.10 (Minimum amount investment), and 2.19 (Additional investment in investment funds) of NI 45-106, or

(iii) a person described in category 14(i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106.

☐	Category 15

An investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt.

☐	Category 16

A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

☐	Category 17	A person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund.

☐	Category 18

A registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

☐	Category 19	An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in categories (1) to (4) or paragraph (9) in form and function.

☐	Category 20

A person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

☐	Category 21	An investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser.

☐	Category 22	A person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after September 14, 2005.

The foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the undersigned’s suitability as a purchaser of the securities. The undersigned undertakes to notify the Company immediately of any change in any representation, warranty or other information set forth herein which takes place prior to the closing of the purchase and sale of the securities.

Date:

(Print name of Investor)

By:
(Signature of Investor or, if Investor is not an
individual, duly authorized signatory of Investor)

(Print name of person signing above if different
than the name of the Investor)

Definitions and Interpretation Aids
The following definitions and interpretation aids relate to certain of the categories of “accredited investor” for the purposes of NI 45-106 set forth above.

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means:

          (a)      an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

          (b)      a bank, loan Newco 1, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or a league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“Canadian securities regulatory authorities” means the securities commissions and similar regulatory authorities of each of the provinces and territories of Canada;

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds:

          (a)      a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

          (b)      more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“director” means:

          (a)      a member of the board of directors of a company or an individual who performs similar functions for a company, and

          (b)      with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means:

          (a)      a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

          (b)      in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

          (i)      have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

          (ii)      have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person or company that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

 “EVCC” means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c.112, and whose business objective is making multiple investments;

“executive officer” means, for an issuer, an individual who is:

          (a)      a chair, vice-chair or president,

          (b)      a vice-president in charge of a principal business unit, division or function including sales, finance or production,

          (c)      an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

          (f)      performing a policy-making function in respect of the issuer;

“financial assets” mean cash; securities; or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

 “founder” means, in respect of an issuer, a person who:

          (a)      acting along, in conjunction, or in concert with one or more other persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and

          (b)      at the time of the trade, is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC;

“jurisdiction” or “jurisdiction of Canada” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

“non-redeemable investment fund” means an issuer:

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest:

(i) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

“person” includes an individual; a corporation; a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the Executive Director, Director, Administrator, Registrar or Commission, as the case may be, for the purposes of and as defined under the securities legislation of the local jurisdiction;

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means, for the local jurisdiction, the statute and other instruments issued by the securities regulatory authority of the local jurisdiction;

“spouse” means an individual who:

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent person within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

“VCC” means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments.

In NI 45-106, an issuer is an “affiliate” of another issuer if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

For the purposes of the “accredited investor” exemption in NI 45-106, a person (the “first person”) is considered to control another person (the “second person”) if:

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.